March 5, 2014

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of HK Battery Technology, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 5, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb and Associates, LLC